EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-98518, 33-98516 and 333-143442) of LSB Financial Corp. of our report dated March 16, 2012 on our audits of the consolidated financial statements of LSB Financial Corp. as of and for the years ended December 31, 2011 and 2010, which report is incorporated by reference in Form 10-K of LSB Financial Corp. for the year ended December 31, 2011.

Indianapolis, Indiana
March 16, 2012